                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            USABANCSHARES.COM, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                               [GRAPHIC OMITTED]

                               One Lincoln Plaza
                              1535 Locust Street
                       Philadelphia, Pennsylvania 19102


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 10, 2000
                                                                  April 5, 2000
DEAR FELLOW SHAREHOLDER:

       Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of USABancShares.com, Inc. ("USABancShares.com") will be held at USABancShares.com, 209 West Chestnut Hill Avenue, Philadelphia,
Pennsylvania, on May 10, 2000, at 11:00 a.m. for the purpose of considering and voting upon the following matters:
1. To elect nine directors to hold office until the 2001 Annual Meeting of Shareholders.
2. To approve an amendment of USABancShares.com's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock.
3. To ratify the appointment of Grant Thornton, LLP as USABancShares.com independent auditors for the 2000 fiscal year.
4. To transact such other business as may properly come before the Annual
   Meeting.
        The Board of Directors has fixed the close of business on April 3, 2000 as the record date for the Annual Meeting. Only shareholders of record at the close of business at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
       The enclosed proxy is solicited by the Board of Directors. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Annual Meeting.
       You are cordially invited to attend the Annual Meeting in person. The proxy promptly. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Annual Meeting.



                                   By Order of the Board of Directors,



                                   /s/ Kenneth L. Tepper
                                   ---------------------------------------------
                                   Kenneth L. Tepper
                                   President and Chief Executive Officer

                   IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY

                               [GRAPHIC OMITTED]

                               One Lincoln Plaza
                              1535 Locust Street
                       Philadelphia, Pennsylvania 19102

                             --------------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                 May 10, 2000

                             --------------------
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of USABancShares.com, Inc. ("USABancShares.com") for use at the Annual Meeting of Shareholders of USABancShares.com (the "Annual Meeting"), which will be held May 10, 2000, at 11:00 a.m. at 209 West Chestnut Hill Avenue, Philadelphia, Pennsylvania, for the purposes set forth in the foregoing notice, or at any adjournment or postponement thereof. This Proxy Statement, the foregoing notice and the enclosed proxy are first being sent to shareholders of USABancShares.com on or about April 5, 2000.


                   OUTSTANDING SECURITIES AND VOTING RIGHTS


     The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting was April 3, 2000. Only shareholders of record as of that date are entitled to notice of, and to vote at, the Annual Meeting.

     On the record date, 6,202,044 shares of USABancShares.com's Common Stock, $1.00 per share par value ("Common Stock"), were outstanding and eligible to be voted at the Annual Meeting. The Common Stock was held by approximately xxx holders of record as of the record date. On the record date, 10,000 shares of Class B Common Stock, $.01 per share par value ("Class B Common Stock" and, collectively with the Common Stock, the "Common Shares"), were outstanding and eligible to be voted at the Annual Meeting. The voting rights of the Common Stock and the Class B Common Stock are identical except with respect to the election of Directors. Holders of Common Stock are entitled to elect two-thirds (66.67%) of the total number of Directors constituting the Board of Directors and the holders of the Class B Common Stock are entitled to elect one-third (33.33%) of the total number of Directors constituting the Board of Directors of the Company.

Kenneth L. Tepper, President and Chief Executive Officer of USABancShares.com, the holder of all of the issued and outstanding Class B Common Stock, has waived, solely with respect to this Annual Meeting, his right to elect such Directors. Accordingly, each Common Share is entitled to one vote, voting as a single class on all matters submitted to the shareholders of USABancShares.com at this Annual Meeting, including the election of Directors.

     Unless contrary instructions are received, all Common Shares represented by valid proxies received pursuant to this solicitation will be voted FOR the election of the nine nominees for Director, FOR the approval to increase the authorized number of the Common Shares of USABancShares.com from 10,000,000 to 25,000,000, and FOR the approval of Grant Thornton, LLP, as USABancShares.com's outside auditors.

     Shareholders may revoke the proxy prior to the time it is exercised by providing written notice to the Secretary of USABancShares.com. As of the date hereof, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the proposals referred to above. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to the instruction of the Board of Directors. In the election of Directors, shareholders entitled to vote will not have cumulative voting rights.


     The presence at the Annual Meeting, in person or by proxy, of persons entitled to cast a majority of the votes which shareholders of Common Shares are entitled to cast on each matter will constitute a quorum as to such matter. In the event that the Annual Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.


     Directors will be elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy. The ratification of the appointment of Grant Thornton, LLP as USABancShares.com's independent auditors for the 2000 fiscal year requires the affirmative vote of a majority of the votes cast at the Annual Meeting, whether in person or by proxy. The approval of the proposal to amend USABancShares.com's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock requires the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting, whether in person or by proxy. For the purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting, but will have the effect of a negative vote as to Proposal Two.

                              STOCK OWNERSHIP OF
                     MANAGEMENT AND PRINCIPAL SHAREHOLDERS
                     -------------------------------------

     The following table sets forth information concerning the beneficial ownership of USABancShares.com's shares of Common Stock as of April 3, 2000 a group, and each person known to USABancshares.com to beneficially own 5% or more of USABancShares.com by each director, the executive officers named in the Summary Compensation Table, all directors and officers as a group, and based on information filed with the Securities and Exchange Commission (the "Commission") on Schedule 13D and Schedule 13G pursuant to Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act") each person known to USABancShares.com to beneficially own 5% or more of USABancshares.com's issued and outstanding Common Stock. Mr. Tepper also owns all 10,000 shares of the issued and outstanding Class B Common Stock. Except as otherwise noted, the address for each person listed in the following table is 1535 Locust Street, Philadelphia, Pennsylvania 19102.



                                    Shares of                 Percentage of Shares of
                                    Common Stock              Common Stock
Name of Beneficial Owner            Beneficially Owned (1)    Beneficially Owned (1)
------------------------            ----------------------    ------------------------
George M. Laughlin                      124,086(2)(3)               2.2%
Clarence L. Rader                        35,378(2)                    *
Kenneth L. Tepper                       638,516(4)                 10.5
George C. Fogwell, III                   89,506(2)(5)               1.6
John A. Gambone                         143,592(2)(6)               2.5
Brian M. Hartline                       149,000(7)                  2.6
Carol J. Kauffman                       126,334(8)                  2.2
Wayne O. Leevy                           29,690(9)                    *
Craig J. Scher                           85,884(10)                 1.5
Daniel Stechow                               --                       *
Sean J. Sweeney                          11,000(11)                   *
Track Data Corporation
95 Rockwell Place
Brooklyn, N.Y. 11217                    500,000                     8.1
                                      ---------                    ----
Directors and Executive Officers      1,421,986                    22.6%
  (11 persons)

---------------
* Less than 1 percent (1%)
 (1) Based upon 5,985,584 shares of Common Stock outstanding as of March 27, 2000 (which does not include the shares of Class B common stock which are convertible into shares of Common Stock). Calculated in accordance with Rule 13d-3 promulgated under the Exchange Act. Also includes shares owned by (i) a spouse, minor children or by relatives sharing the same home, (ii) entities owned or controlled by the named person and (iii) other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.
 (2) Includes options to purchase 17,690 shares which are exercisable at $2.83 per share.
 (3) Includes 35,378 shares held by Mr. Laughlin's wife and 1,764 shares held by his daughter.
 (4) Includes 354 shares of Common Stock held by Mr. Tepper as custodian for his minor son. Also includes options to purchase 336,180 shares of Common Stock which are exercisable at $2.83 per share and options to purchase 84,552 shares of Common Stock which are exercisable at $3.76 per share. Does not include 10,000 shares of the Company's Class B Common Stock which are beneficially owned by Mr. Tepper and which are convertible in 2001 into 216,460 shares of Common Stock.
 (5) Includes 1,062 shares of Common Stock held by Mr. Fogwell's children.
 (6) Mr. Gambone's shares of Common Stock are held in the name of a trust, of which Mr. Gambone is trustee (53,066 shares), and in the name of a corporation (37,888 shares), of which Mr. Gambone is president. Includes 620 shares of common stock, (as to which Mr. Gambone disclaims beneficial ownership) owned by family members who reside in Mr. Gambone's home.
 (7) Includes options to purchase 20,000 shares of Common Stock exercisable at $3.75 per share and options to purchase 8,000 shares of Common Stock which are exercisable at $6.63 per share.
 (8) Includes 3,240 shares owned and 106,134 options to purchase shares which are exercisable at $2.83 by Mrs. Kauffman's husband. Mrs. Kauffman also has options to purchase 13,200 shares which are at $5.64 per share.
 (9) Includes options to purchase 8,690 share of Common Stock which are exercisable at $2.83 per share.
(10) Includes options to purchase 10,000 shares of Common Stock which are exercisable at $3.75 per share.
(11) Includes options to purchase 1,000 shares of Common Stock which are exercisable at $6.63 per share.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
            -------------------------------------------------------

     Section 16(a) of the Exchange Act requires USABancShares.com's directors, certain of its officers and persons who own more than 10 percent of USABancShares.com's Common Stock (collectively the "Reporting Persons") to file reports of ownership and changes in beneficial ownership with the Commission and to furnish USABancShares.com with copies of these reports.

     Based on USABancShares.com's review of the copies of these reports received by it, and representations received from Reporting Persons, USABancShares.com believes that all filings required to be made by the Reporting Persons for the period January 1, 1999 through December 31, 1999 were made on a timely basis.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS
                             ---------------------

     At the Annual Meeting, nine directors will be elected to hold office until the 2001 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. The Board of Directors has nominated each of the persons set forth below to serve as members of the Board of Directors. Each of the nominees is currently serving as a Director, and each has indicated a willingness to continue serving as a Director. Should any nominee become unavailable to accept election as a Director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors otherwise reduces the number of Directors.

     Certain information concerning the nominees for election as Director is set forth below.


Nominees for 2000 Annual Meeting

                           Position with                                 Director
          Name             USABancShares.com                      Age    Since
------------------------   -----------------------------------    ---    -------
George M. Laughlin         Chairman                               78       1995
Kenneth L. Tepper          Director/President                     38       1995
                           and Chief Executive Officer
Clarence L. Rader          Director/Chairman of Bank(1)           68       1995
Brian M. Hartline          Director/Chief Financial Officer/      35       1999
                           Chief OperatingOfficer(1)
George C. Fogwell, III     Director                               52       1995
John A. Gambone            Director                               60       1995
Carol J. Kauffman          Director                               52       1997
Wayne O. Leevy             Director                               55       1996
Daniel Stechow             Director                               36       2000

(1) vBank, USABancShares.com's wholly-owned FDIC banking subsidiary.

Following is a brief summary of each Director's occupation over the last five years:

     George M. ("Dewey") Laughlin is a real estate investor and insurance broker and the founder/owner of Best Auto Tags and Abat's Auto Tags, one of the first companies to originate 24-hour licensed messenger service in Pennsylvania. Mr. Laughlin owns and manages a total of 24 branch locations throughout the Commonwealth of Pennsylvania. He is a veteran of the United States Navy, having served on the aircraft carrier U.S.S. Independence in every major South Pacific campaign of World War II.

     Kenneth L. Tepper has been a Director and President and Chief Executive Officer of USABancShares.com and Director and Chief Executive Officer of vBank, USABancShares.com's wholly-owned Federal Deposit Insurance Corporation ("FDIC") banking subsidiary since 1995. Prior thereto, Mr. Tepper was a managing director of Merchant Bancshares. Inc., an investment banking firm specializing in community bank mergers and loan portfolio acquisition. From 1991 through 1994, he was a director of Tucker Federal Savings and Loan Association. Prior thereto, he served as an agent of the FDIC assigned to the Resolution Trust Company. In March 1999, Mr. Tepper was appointed to the Board of the Pennsylvania Industrial Development Authority. In 1995, he was a principal of the 1995 Congressional Medal of Honor Society convention and in 1994 he was Finance Chairman of the Pennsylvania Republican State Committee during the gubernatorial campaign. He serves on the Board of Directors of TRM Corporation, a public company in the self-service photocopy business in which the Company maintains a $500,000 investment in debt securities.

     Clarence L. Rader has served as Chairman of vBank since November 1995. Mr. Rader served as President and Chief Executive Officer of vBank from 1986 to 1995. He is a licensed Pennsylvania Real Estate Broker, Director and Treasurer of the Retired Senior Volunteer Program (RSVP) of Montgomery Co., Treasurer of NASD (Norristown Area School District) Hall of Champions, and Director of BIFPP (Business Industry School Partnership Program). Also, he is a retired senior appraiser with the American Society of Appraisers.

     George C. Fogwell, III is a senior international Captain for Delta Airlines. Mr. Fogwell, as a certified flight instructor, is a member of the Air Line Pilots Association, the Seaplane Pilots Association and the owner of Clinton Aviation. Mr. Fogwell works for the American Heart Association and has been a member of the Board of Directors for USABancShares.com, vBank and USACapital, Inc. a wholly owned subsidiary of USABancShares.com since their inception.

     John A. Gambone is the Chairman, President and Chief Executive Officer of Gambone Bros. Organization, Inc., a real estate development concern founded in 1958 and headquartered in Fairview Village, Pennsylvania. He is a member of the Pennsylvania Horse Breeders Association as well as numerous professional organizations related to the building industry.

     Brian M. Hartline, is a Director and Chief Financial Officer of USABancShares.com and Chief Operating Officer of vBank, and President of b2banc.com. Mr. Hartline has been employed by USABancShares.com since December 1998. Prior to joining USABancShares.com, Mr. Hartline served from 1994 through 1998 in a number of positions, including Executive Vice President and Chief Financial Officer at ML Bancorp, Inc. in Villanova, Pennsylvania, and from 1990 to 1994 as Vice President and Controller of PNC Bank (Central Region), formerly United Federal Bank, in State College, Pennsylvania. Mr. Hartline is a licensed certified public accountant.

     Carol J. Kauffman has served as the Director of Business Development for Lawyers' Travel Service Division of the World Travel Specialists Group since 1996. Prior thereto, Ms. Kauffman was Senior Account Executive, Account Services, for Reimel Carter Public Relations firm. In the mid-1980s, she founded the firm Lawlor Jackson, Inc., which she later sold.

     Wayne O. Leevy is the Managing Partner of Mitchell & Titus, LLP, a public accounting firm. Prior to Mitchell & Titus, Mr. Leevy was Managing Officer of Leevy, Redcross and Co., which merged with Mitchell & Titus in 1990.

     Daniel Stechow is the President of Braincraft Technologies since 1995. Braincraft is an E-sync Networks company located in the prestigious "Silicon Alley" section of Manhattan. Braincraft is a leading provider of internet, intranet and CD-ROM solutions for multi-tiered e-commerce business. Braincraft specializes in the development of broadband internet engineering products, including data base management communication protocols, and graphic user interface. Braincraft is a featured provider of leading edge engineering for Macromedia, the Internet's provider of Flash technology. Prior to co-founding Braincraft Dan had a successful career in the music entertainment business.

     No family relationship exists among the Directors or Executive Officers of USABancShares.com.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE
NOMINEES FOR DIRECTOR.

Meetings of the Board of Directors, Committees of the Board of Directors
------------------------------------------------------------------------

     The Board of Directors of USABancShares.com held twelve regular meetings during 1999. Each of the nominees for election as a Director attended at least 75% of the meetings of the Board of Directors and committees on which such persons served during 1999.

     The Board of Directors has an Audit Committee, a Compensation Committee, an Options Committee and an Asset/Liability Committee. The Board of Directors does not have a Nominating Committee.

     The Audit Committee arranges for the annual audit of the financial statements of USABancShares.com and subsidiaries through its independent auditors, evaluates and implements the recommendations of the annual and interim audits, receives all reports of examination of vBank by banking regulatory agencies, analyzes these regulatory reports, and reports to the Board of Directors the results of its analysis of the regulatory reports. The Audit Committee consists of Mr. Leevy (Chairman), Mr. Fogwell, Ms. Kauffman and Mr. Rader. The Audit Committee held four meetings during 1999.

     The Compensation Committee reviews and makes recommendations to the Board of Directors as to USABancShares.com's and vBank's staffing levels, performance evaluations, compensation levels and benefits. The Compensation Committee consists of Mr. Fogwell (Chairman), Mr. Laughlin, Mr. Rader and Mr. Tepper (who removes himself from any decisions regarding his own compensation). The Compensation Committee held two meetings during 1999.

     The Options Committee reviews and makes recommendations to the Compensation Committee and the Board of Directors regarding the awarding of long-term incentive stock options and compensatory stock options to employees and compensatory stock options to the Directors of USABancShares.com and its subsidiaries. The Options Committee consists of Mr. Fogwell (Chairman), Mr. Laughlin and Mr. Rader. The Options Committee held two meetings during 1999.

     The Asset/Liability Committee reviews and makes recommendations to the Board of Directors regarding USABancShares.com's Investment and Asset/Liability policies which guide overall risk tolerance, liquidity levels, interest rate risk exposure and credit quality. The Asset/Liability Committee consists of Mr. Fogwell (Chairman), Mr. Hartline, Ms. Kauffman, Mr. Laughlin, Mr. Leevy, Mr. Rader and Mr. Tepper. The Asset/Liability Committee held twelve meetings during 1999.

Compensation of Directors
-------------------------

     Directors of USABancShares.com receive a fee of $300 for each meeting of the Board of Directors attended and $100 for each committee meeting attended. Mr. Laughlin receives $1,000 per month, plus reimbursement of reasonable out-of-pocket expenses, not to exceed $12,000 per year. No one director received more than $6,300 for services rendered as a director and committee member.

Executive Officers
------------------

     The Executive Officers of USABancShares.com are Kenneth L. Tepper, President and Chief Executive Officer, Brian M. Hartline, Chief Financial Officer, Chief Operating Officer of vBank and President of b2banc.com, Craig J. Scher, President of vBank, and Sean M. Sweeney, President of USACapital ("the Executives"). For Mr. Tepper's and Mr. Hartline's biographical information, see Nominees for 2000 Annual Meeting.

     Craig J. Scher, age 36 is President of vBank, where he has been employed since July 1998. Prior to joining vBank, Mr. Scher served from 1989 to 1998 in a number of positions, including Senior Vice President, at Equity Bank in Marlton, New Jersey, and from 1985 to 1989 with Midlantic Bank, formerly Continental Bank in Philadelphia, Pennsylvania.

     Sean M. Sweeney, age 34 is President of USACapital, where he has been employed since April 1997, when USABancShares.com acquired USACapital, formerly Knox Financial Services Group, of which Mr. Sweeney has served as President since 1994.

Compensation of Executive Officers
----------------------------------

     The following table sets forth compensation paid to the Executives for the years noted, for services performed in all capacities for USABancShares.com and its subsidiaries with respect to the executive offices with annual compensation in excess of $100,000:


                          SUMMARY COMPENSATION TABLE


                                                                                                          Long-Term
                                                                                                         Compensation
                                          Fiscal        Annual                  (1) Other             No. of Securities
      Name and Principal Position          Year         Salary                Compensation            Underlying Options
---------------------------------------  --------  ----------------           ------------            -------------------
Kenneth L. Tepper, President and          1999        $245,000              $277,000 (1)(2)(3)                --
Chief Executive Officer ...............   1998        $219,462              $162,000 (1)(2)                   --
                                          1997        $120,000              $ 12,000 (2)                      --
Brian M. Hartline, Chief Financial        1999        $194,798              $  25,000(3)                  80,000
Officer ...............................   1998        $ 11,692(4)                  --                     40,000
Craig J. Scher, President .............   1999        $132,620              $  25,000(3)                  60,000
of vBank                                  1998        $ 42,115(5)                  --                     20,000
Sean M. Sweeney, President of             1999        $114,615              $  10,000(3)                  10,000
USACapital ............................   1998        $ 90,268              $   5,000(3)                      --
                                          1997        $ 39,230(6)                  --                         --

---------------
  Includes annual cash bonuses paid.

(1) Mr. Tepper received a payment of $150,000 in connection with his agreement to cap the anti-dilutive feature of the Class B Common Stock. See "Certain Relationships and Related Transactions."

(2) In addition to his base salary, Mr. Tepper received $12,000 in additional compensation, which was used to purchase a deferred compensation life insurance policy.

(3) Represents annual cash.

(4) Mr. Hartline commenced employment with USABancShares.com on December 1,
    1998.

(5) Mr Scher commenced employment with vBank on July 20, 1998.

(6) Mr. Sweeney commenced employment with USACapital on April 17, 1997.

Stock Options

     The following table sets forth certain information concerning options to purchase Common Stock of USABancShares.com granted to the executive officers named in the Summary Compensation Table for the year ended December 31, 1999.


                       Option Grants in Last Fiscal Year

                                    Number of          % of Total Options
                              Securities Underlying        Granted in         Exercise     Expiration
            Name                Options Granted(1)     Fiscal Year("FY")      Price(2)        Date
            ----                ------------------     -----------------      --------        ----
Brian M. Hartline .........          80,000           32.6%                $ 6.63/sh        5/19/09
Craig J. Scher ............          60,000           24.4%                $ 6.00/sh       10/29/09
Sean J. Sweeney ...........          10,000            4.1%                $ 6.63/sh        5/19/09

---------------
(1) All information set forth gives effect to all stock dividends.

(2) The exercise price was the market price of the common stock as of the date of grant.

     The following table sets forth certain information pertaining to the unexercised options to purchase Common Stock held by the Executives at December 31, 1999. Year-end values are based upon the closing market price of a share of USABancShares.com's Common Stock on December 31, 1999 of $10.25. No options were exercised during 1999.

                Aggregated Option Exercises in Last Fiscal Year
                           and FY-End Option Values

                                                        Number of Securities
                                                       Underlying Unexercised          Value of Unexercised
                                                             Options at                In-the-Money Options
                                                             FY-End(#)                   at FY-End ($)(1)
                                                   ------------------------------  -----------------------------
                         Shares
                      Acquired on       Value
        Name            Exercise     Realized(1)    Exercisable    Unexercisable    Exercisable    Unexercisable
        ----            --------     -----------    -----------    -------------    -----------    -------------
Kenneth L. Tepper    N/A            N/A               420,732          21,578       $3,102,420       $140,041
Brian M. Hartline    N/A            N/A                20,000         100,000       $  130,000       $420,000
Craig J. Scher       N/A            N/A                10,000          70,000       $   65,000       $320,000
Sean J. Sweeney      N/A            N/A                    --          10,000               --       $ 36,200

---------------
(1) Values are calculated by subtracting the exercise price from the fair market value as of the exercise date or fiscal year end, as appropriate. Values are reported before any taxes associated with exercise or subsequent sale of the underlying stock.

Employment Agreements
---------------------

     On May 13, 1999, USABancShares.com extended Mr. Tepper's five-year employment agreement through May 12, 2004 at an annual base salary of $245,000 and an annual cash bonus based upon certain performance benchmarks established by the Compensation Committee of the Board of Directors. These benchmarks are tied to market capitalization, earnings, asset size and network user growth. The agreement provides that in the event USABancShares.com discharges Mr. Tepper other than for "cause" (as defined in the employment agreement), disability or incapacity, or Mr. Tepper terminates his employment with USABancShares.com upon the occurrences of certain specified events, including "a change of control" (as defined in employment agreement) of USABancShares.com, Mr. Tepper will receive severance payments equal to his accrued but unpaid base compensation and incentive compensation plus a lump sum equal to no more than 2.99 times the average of his total annual compensation over the previous five years.
     On May 31, 1999, USABancShares.com extended Mr. Hartline's three-year employment agreement pursuant to which Mr. Hartline serves as Chief Financial Officer of USABancShares.com and Chief Operating Officer of vBank, through May 31, 2002 at an annual base salary of $200,000. Pursuant to the agreement, Mr. Hartline is eligible for annual cash bonuses based upon the achievement of certain performance benchmarks established by the Compensation Committee. These benchmarks are tied to market capitalization, earnings, asset size and network user growth. Pursuant to the agreement, Mr. Hartline was granted 80,000 options to vest over five years and voided prior, ungranted options previously granted to Mr. Hartline. If Mr. Hartline's employment is terminated by USABancShares.com without "cause" (as defined in the employment agreement), Mr. Hartline will receive, until the end of the remaining term of the employment agreement or obtaining employment elsewhere, his current salary, medical benefits, use of an automobile and any earned bonuses. In the event of a "change in control" (as defined in USABancShares.com's Stock Option Plan), Mr. Hartline shall receive his current salary, medical benefits and the use of an automobile for 24 months if he is not offered continued employment with the same job title, responsibilities and compensation following the change in control.
     On October 29, 1999, USABancShares.com extended Mr. Scher's three-year employment agreement, pursuant to which Mr. Scher serves as President of vBank, through October 29, 2002 at an annual base salary of $175,000. Pursuant to the agreement, Mr. Scher is eligible for annual cash bonuses based upon achievement of certain performance benchmarks established by the Compensation Committee. These benchmarks are tied to market earnings and network user growth. Pursuant to the agreement, Mr. Scher was granted 60,000 options to vest over five years and voided prior, ungranted options previously granted to Mr. Scher. If Mr. Scher's employment is terminated by USABancShares.com without "cause," Mr. Scher will receive, until the end of the employment agreement or obtaining employment elsewhere, his current salary, medical benefits, use of an automobile and any earned bonuses. In the event of a "change in control" (as defined in USABancShares.com's Stock Option Plan), Mr. Scher shall receive his current salary, medical benefits and the use of an automobile for 24 months, if he is not offered continued employment with the same job title, responsibilities and compensation following the change in control.
     On October 29 1999, USACapital, Inc. "USACapital" extended Mr. Sweeney's two-year employment agreement, pursuant to which Mr. Sweeney serves as Chief Executive Officer and President of USACapital, Inc., through October 29, 2001 at an annual base salary of $150,000. If Mr. Sweeney's employment is terminated by USACapital, Inc without "cause" (as defined in the employment agreement), Mr. Sweeney will receive, until the earlier of the remaining term of the employment agreement or obtaining employment elsewhere, his current salary, medical benefits, use of an automobile and any earned bonuses. In the event of a "change in control". Mr. Sweeney shall receive his current salary, medical benefits and the use of an automobile for 12 months, if he is not offered continued employment with the same job title, responsibilities and compensation following the change in control.

Certain Relationships and Related Transactions
----------------------------------------------
     vBank has engaged in, and expects in the future to engage in, banking transactions in the ordinary course of business with its directors, executive officers and principal shareholders (or their affiliate organizations) on substantially the same terms as those prevailing for comparable transactions with unaffiliated third parties. vBank made all loans to such persons (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) without involving more than the normal risk of collectability or other unfavorable features. As of December 31, 1999, certain directors of USABancShares.com had outstanding indebtedness in amounts exceeding $60,000 to vBank as follows: as of December 31, 1999, four companies in which Mr. Gambone owns a minority interest had outstanding indebtedness owned to vBank totaling $3.0 million. Of this amount, $2.7 million is secured by real estate, $119,000 is secured by titles to motor vehicles and $120,000 is secured by a commercial vehicle, with all loans personally guaranteed by Mr. Gambone. Mr. Tepper had outstanding loan commitments totaling $638,400 which are secured by a residential mortgage. Mr. Laughlin had outstanding loan commitments totaling $282,900, of which $263,000 is secured by commercial real estate and $19,500 is an unsecured line of credit. The aggregate amount of loans outstanding to executive officers and directors of USABancShares.com as of December 31, 1999 equaled 22.1% of stockholder's equity. A former board member, Zeev Shenkman, had a loan outstanding as of December 31, 1999 of $939,500. This loan was outstanding during Mr. Shenkman's tenure as a board of director of USABancShares.com.

     Mr. Tepper, President and Chief Executive Officer, is the sole holder of USABancShares.com's Class B common stock. The terms of the Class B common stock provide that on January 1, 2001, all of the authorized shares of Class B common stock will automatically convert into 10% of the then issued shares of common stock, rounded up to the nearest whole share. In connection with a private placement of USABancShares.com Common Stock in February 1998, USABancShares.com and Mr. Tepper entered into an agreement pursuant to which USABancShares.com has an option to pay Mr. Tepper $150,000 per year for each of the three years beginning in 1998 in exchange for Mr. Tepper agreeing to cap the non-dilutive feature of the Class B common stock to 10% of the common stock outstanding prior to the February 1998 private placement of common stock, or 216,460 shares, and waive any future exercise of the non-dilutive feature of the Class B common stock. Mr Tepper has received all three of these payments.

     In March 1999, USABancShares.com's USA Capital Trust I subsidiary completed an offering of $10,000,000 aggregate principal amount of Series A 9.50% Capital Securities (the "Trust Preferred Securities"). Royal Bancshares of Pennsylvania, Inc. ("Royal") purchased $3,000,000 of the Trust Preferred Securities. Daniel M. Tabas, the Chairman of the Board of Royal, is the father-in-law of Mr. Tepper.

     vBank has engaged Mr. Stechow's company, Braincraft, to develop its broadband site. All contracts were reached through arms length negotiations. Braincraft received $500,000 for its work vBank's site.

                                 PROPOSAL TWO
            APPROVAL OF AN AMENDMENT TO USABANCSHARES.COM'S AMENDED
               AND RESTATED ARTICLES OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                -----------------------------------------------

     It is proposed by the Board of Directors, pursuant to a resolution adopted March 8, 2000, that the first paragraph of Article 5 of USABancShares.com's Amended and Restated Articles of Incorporation be amended to increase (i) the number of authorized shares from 15,010,000 shares to 30,010,000 shares and
(ii) the number of shares of Common Stock from 10,000,000 shares to 25,000,000 shares, so as to read as follows:

       The aggregate number of shares which USABancShares.com shall have authority to issue is 30,010,000 shares, of which 25,000,0000 shares shall be Common Stock, par value $1.00 per share ("Common Stock"), 10,000 shares shall be Class B common stock, par value $.01 per share ("Class B Common Stock") (collectively, the Common Stock and the Class B Common Stock are referred to as "Capital Stock"), and 5,000,000 shares shall be preferred stock, par value $1.00 per share ("Preferred Stock").

     USABancShares.com's Amended and Restated Articles of Incorporation presently authorize the issuance of an aggregate of 15,010,000 shares, of which 10,000,000 shares are Common Stock, 10,000 shares are Class B Common Stock and 5,000,000 shares are preferred stock. As of March 15, 2000, 5,485,584 shares of Common Stock, 10,000 shares of Class B Common Stock and no shares of preferred stock were outstanding. In addition, an aggregate of 955,908 shares of Common Stock are reserved for issuance upon exercise of presently outstanding stock options and 650,608 shares of Common Stock are reserved for issuance upon the conversion of presently outstanding stock warrants and under stock benefit plans for employees of USABancShares.com. There are an additional 512,332 common shares eligible for future grant of stock options under the amended 1995 Stock Option Plan. Accordingly, as of March 15, 2000, there were 2,179,108 authorized shares of Common Stock, no shares of Class B Common Stock and 5,000,000 shares of preferred stock unissued and not reserved for issuance.

     The Board of Directors believes that it is advisable to have additional shares of Common Stock available for issuance for general corporate purposes including, but not limited to, the raising of capital through the sale of Common Stock for acquisitions, employee plans, and the issuance of stock dividends or for stock splits. While USABancShares.com has not reached any definitive agreements or made any definitive plans to issue additional shares of Common Stock, the Board of Directors believes that USABancShares.com may do so during calendar 2000 to raise additional capital

     The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of the holders of existing Common Stock. Depending on the circumstances, any issuance of additional shares of Common Stock could affect the existing holders of shares of Common Stock by diluting the voting power and earnings per share of the Common Stock. USABancShares.com shareholders do not have preemptive rights to subscribe for, purchase or receive shares of the authorized capital stock of USABancShares.com. The approval of the amendment will result in the authorization of additional shares of Common Stock which may be issued without additional shareholder approval. In addition, the authorization of additional shares of Common Stock would provide management with the ability to negate the efforts of unfriendly acquirers through the issuance of shares of Common Stock to others who are friendly to management. As a consequence, approval of the amendment may further limit the circumstances in which a sale or transfer of control of USABancShares.com could be consummated which was not acceptable to management. Although the Board of Directors considers it to be in the best interests of USABancShares.com to have greater flexibility to consider future actions which involve the issuance of shares of Common Stock as discussed above, such issuance of additional shares could discourage unsolicited acquisition proposals that often involve the purchase of stock at a premium. The Board of Directors notes, however, that a sale, contested merger, assumption of control by an outside principal shareholder or the removal of incumbent directors, at the present time would be difficult if not impossible without management's concurrence given management's ownership position in USABancShares.com.

     USABancShares.com's Amended and Restated Articles of Incorporation and By-Laws, as they presently exist, also contain other provisions which could have anti-takeover effects. These provisions include, without limitation, (i) the authority of the Board of Directors to issue 5,000,000 shares of authorized preferred stock and to fix the relative rights and preferences of the preferred stock without additional shareholder approval and (ii) certain notice procedures to be complied with by shareholders before making shareholder proposals or to nominate directors.


                    THE BOARD OF DIRECTORS RECOMMENDS VOTING
              "FOR" APPROVAL TO AMEND USABANCSHARES.COM'S AMENDED
               AND RESTATED ARTICLES OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.


                                PROPOSAL THREE
            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
            -------------------------------------------------------

     Subject to shareholder ratification, the Board of Directors has reappointed Grant Thornton, LLP, which served as USABancShares.com independent auditors for USABancShares.com's 1999 fiscal year, to serve as USABancShares.com independent auditors for the current fiscal year. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the Common Shares voting at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee.

     Grant Thornton has no interest in or relationship with USABancShares.com except in the capacity of independent auditors, nor has the firm had any other interest or relationship with USABancShares.com in the past.

     USABancShares.com's financial statements for the year ended December 31, 1999 were examined by Grant Thornton, LLP independent public accountants. The Audit Committee of USABancShares.com's Board of Directors meets with representatives of Grant Thornton, LLP periodically to review the nature and scope of services provided to USABancShares.com by Grant Thornton, LLP.

     A representative of Grant Thornton, LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he desires to do so and is also expected to be available to respond to appropriate questions of shareholders.

                THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
             RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, LLP
          AS USABANCSHARES.COM'S INDEPENDENT AUDITORS FOR FISCAL 2000.

                                 OTHER MATTERS
                                 -------------

     The Board of Directors does not know of any other matters which may be brought before the Annual Meeting. However, if any such other matters are properly presented for such action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with the direction of the Board of Directors.

                                 MISCELLANEOUS
                                 -------------

Solicitation of Proxies
-----------------------

     This Proxy Solicitation is being made by the Board of Directors and the cost of the solicitation will be borne by USABancShares.com. In addition to the use of the mail, proxies may be solicited personally or by telephone or telegraph by executive officers, directors and employees of USABancShares.com who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and USABancShares.com will reimburse such persons for their reasonable expenses incurred in such activity.

     It is important that proxies be returned promptly. Shareholders who do not expect to attend the Annual Meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Shareholder Proposals
---------------------

     Shareholder proposals intended to be presented at the next Annual Meeting of Shareholders of USABancShares.com, including recommendations for nominees for Directors, must have been received by USABancShares.com by April 1, 2001 in order to be considered for inclusion in USABancShares.com proxy statement relating to such Annual Meeting. Reference is made to Rule 14a-8 under the Exchange Act, for information concerning the content and form of such proposal and the manner in which such proposal must be made.

Annual Report on Form 10-KSB
----------------------------

     A copy of USABancShares.com's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. An additional copy of USABancShares.com's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 will be sent without charge to shareholders to whom this Proxy Statement is mailed upon written request to the Secretary, Pennsylvania 19102. This Report is not incorporated in this Proxy and is not to be considered part of the proxy soliciting material.

                                   By Order of the Board Directors

April 5, 2000
                                   /s/ Kenneth L. Tepper
                                   ---------------------------------------------
                                   Kenneth L. Tepper
                                   President and Chief Executive Officer

    PLEASE MARK VOTES                          REVOCABLE PROXY
/X/ AS IS THIS EXAMPLE                               USABancShares.com, Inc.

     This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Maureen P. Steady and Brian M. Hartline, and each of them, as proxies, each with the full power of substitution, and hereby authorizes them to vote as designated below, all the shares of Common Stock of USABancShares.com, Inc. held of record by the undersigned on April 3, 2000, or to otherwise act, at the Annual Meeting of Shareholders to be held on May 10, 2000, or any adjournment or postponement thereof.


                                                              With-     For All
                                                       For    hold      Except
                                                       / /     / /       / /
1. ELECTION OF DIRECTORS

     George M. Laughlin
     Kenneth L. Tepper
     Clarence L. Rader
     George C. Fogwell, III
     John A. Gambone
     Wayne O. Leevy
     Carl J. Kauffman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark
"For All Except" and write that nominee's name in the following space:__________
__________________________________________________________________

2. Proposed to ratify the appointment of Grant
   Thornton, LLP as the independent auditors
   of USA BancShares.com, Inc. for fiscal year
   1999.                                               For   Against   Abstain
                                                       / /     / /       / /

3. Proposal to approve increasing the number of
   authorized class A common shares of the
   Company from 10,000 000 to 50,000,000.              For   Against   Abstain
                                                       / /     / /       / /

4. In their discretion, the Proxies are
   authorized to vote upon such other
   business as may properly come before
   this Annual Meeting.

     Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized person.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE VOTE, SIGN, DATE, AND MAIL THE PROXY CARD TODAY

     Please be sure to sign and date                       Date
     this Proxy in the box below.

      Shareholder sign above                   Co-holder (if any) sign above
--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.

                            USABancShares.com, Inc.

                              PLEASE ACT PROMPTLY